EXHIBIT 2
        to SCHEDULE 13D
                                                                 Execution Copy


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                            STOCK PURCHASE AGREEMENT


                                 by and between


                 Vincent K. McMahon, in his capacity as trustee
                       on behalf of The Vincent K. McMahon
                                Irrevocable Trust


                                       and


                           Invemed Catalyst Fund, L.P.


                                _________________

                                 August 23, 2001

                                _________________


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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I SALE AND PURCHASE....................................................1

     1.1            Purchase and Sale of Class A Common Stock..................1

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLER........................2

     2.1            Power and Authority........................................2
     2.2            Title to the Shares........................................2
     2.3            No Conflict; Required Filings and Consents.................2
     2.4            Binding Effect.............................................3
     2.5            Organization and Qualification.............................4
     2.6            Capitalization.............................................4
     2.7            Reports; Financial Statements..............................5
     2.8            Liabilities................................................6
     2.9            No Default or Breach; Contractual Obligations..............6
     2.10           Litigation.................................................6
     2.11           Compliance with Laws.......................................6
     2.12           Taxes......................................................6
     2.13           Employee Benefit Plans.....................................7
     2.14           Intellectual Property......................................8
     2.15           No Brokers.................................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER....................9

     3.1            Organization and Qualification.............................9
     3.2            Authority..................................................9
     3.3            No Conflict; Required Filings and Consents.................9
     3.4            Acquisition of  Shares for Investment.....................10
     3.5            No Broker.................................................10
     3.6            No Hart-Scott-Rodino Filing...............................10

ARTICLE IV CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS...................11

     4.1            Conditions Precedent to Obligation of the Seller
                    to Close..................................................11
     4.2            Conditions Precedent to Obligation of the Purchaser.......11

ARTICLE V CLOSING DELIVERIES..................................................11

     5.1            Deliveries of the Seller..................................11
     5.2            Deliveries of the Purchaser...............................12

ARTICLE VI TERMINATION OF AGREEMENT...........................................12

     6.1            Termination...............................................12


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     6.2            Survival..................................................12

ARTICLE VII MISCELLANEOUS.....................................................13

     7.1            Survival of Representations and Warranties................13
     7.2            Amendments and Waivers....................................13
     7.3            Notices...................................................13
     7.4            Successors and Assigns....................................14
     7.5            Counterparts..............................................14
     7.6            Descriptive Headings, Etc.................................14
     7.7            Severability..............................................15
     7.8            Governing Law.............................................15
     7.9            Remedies; Specific Performance............................15
     7.10           Entire Agreement..........................................15
     7.11           Consent to Jurisdiction; Waiver of Jury...................15
     7.12           Further Assurances........................................16
     7.13           Construction..............................................16

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into this 23rd day of August, 2001 by and between Vincent K. McMahon, in his capacity as trustee on behalf of The Vincent K. McMahon Irrevocable Trust (the "SELLER"), and Invemed Catalyst Fund, L.P., a Delaware limited partnership (the "PURCHASER").

                                WITNESSETH THAT:

         WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, shares of the Company's Class A Common Stock, par value $.01 per share ("CLASS A COMMON STOCK"), of World Wrestling Federation Entertainment, Inc. (the "COMPANY") which, simultaneously with such sale and purchase shall have been automatically converted, on a one-for-one basis, from shares of the Company's Class B Common Stock, par value $.01 per share.

         NOW, THEREFORE, in consideration of the agreements and obligations contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I
                                SALE AND PURCHASE



         1.1 PURCHASE AND SALE OF CLASS A COMMON STOCK. At the closing of the transactions contemplated by this Agreement (the "CLOSING"), the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, 1,886,793 shares of Class A Common Stock (collectively, the "SHARES"), for an aggregate price in immediately available United States funds (the "PURCHASE PRICE") of $25,000,007.25. At the Closing (a) the Seller shall deliver to the Purchaser a certificate representing the Shares being purchased by the Purchaser from Seller, duly endorsed in blank or accompanied by a duly executed stock power, in proper form for transfer, (b) the Purchaser will deliver to the Seller the aggregate purchase price therefor by wire transfer of immediately available funds and (c) the Seller shall cause the Company to (i) register the purchase of the Shares by the Purchaser pursuant to this Agreement and (ii) in exchange for the certificates delivered to the Purchaser by the Seller pursuant to the preceding clause (a), deliver to the Purchaser a certificate registered on the Company's stock ledger in the name of the Purchaser representing the aggregate number of Shares being purchased by the Purchaser under this Agreement. The Purchaser agrees that the certificates representing the Shares shall bear a legend in substantially the following form:

           "The shares represented by this certificate are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered, sold or otherwise transferred, pledged or hypothecated except in a

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           transaction registered under the Securities Act or in a transaction exempt from such registration."

At the Closing, the Purchaser shall deliver to the Seller the Purchase Price by wire transfer to the account specified by the Seller on Schedule 1 hereto. Unless this Agreement shall have terminated pursuant to Article VI, and subject to the satisfaction or waiver or the conditions set forth in Article IV, the Closing shall take place at 10:00 a.m., local time (or as soon thereafter as practicable), on the later of (x) August 30, 2001 and (y) the Business Day following the date upon which the conditions set forth in Article IV shall be satisfied or waived in accordance with this Agreement (the "CLOSING DATE") at the offices of the Company at 1241 East Main Street, Stamford, CT 06902.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

        The Seller represents and warrants to the Purchaser that:

        2.1 POWER AND AUTHORITY. The Seller has the legal capacity to execute and deliver this Agreement and the Stockholders Agreement, in the form of Exhibit A hereto, to be entered into among the Purchaser and the Seller (the "STOCKHOLDERS AGREEMENT") and perform his obligations under this Agreement and the Stockholders Agreement.

        2.2 TITLE TO THE SHARES. The Seller owns beneficially and of record the Shares sold by him and has good and valid title to such Shares, free and clear of any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever, excluding preferred stock and equity related preferences (collectively, the "LIENS"). The Seller has the unrestricted power and authority to transfer the Shares to the Purchaser. Upon delivery to the Purchaser of the stock certificates representing the Seller's Shares and payment therefor, the Purchaser shall acquire good and valid title to such Shares, free and clear of all Liens, other than those created by the Purchaser.

        2.3      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                 (a) Assuming the truth of the representations set forth in Sections 3.4 and 3.6, the execution and delivery of this Agreement and the Stockholders Agreement by the Seller does not and the performance by the Seller of his obligations hereunder will not (i) conflict with or violate any laws in effect as of the date of this Agreement and the Stockholders Agreement applicable to the Seller or by which any of its properties or assets is bound or
(ii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Seller pursuant to, any note, bond, mortgage, indenture, contract,

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agreement, lease, license, permit, franchise, or other
instrument or obligation to which the Seller is a party or by which the Seller or any of its properties or assets is bound.

                 (b) Assuming the truth of the representations set forth in Sections 3.4 and 3.6 the execution and delivery of this Agreement and the Stockholders Agreement by the Seller does not, and the performance by the Seller of its obligations hereunder will not, require the Seller to obtain any consent, registration, approval, authorization or permit of, to make any filing with, or to give notification to, any person, including any governmental entities, based on any law in effect as of the date of this Agreement and the Stockholders Agreement, except those which have been or will be timely obtained, made or given, and no lapse of a waiting period under any law or regulation is necessary or required in connection with the execution, delivery or performance of this Agreement or the Stockholders Agreement.

                 (c) The execution and delivery of the Registration Rights Agreement in the form of Exhibit B hereto, to be entered into between the Company and the Purchaser (the "REGISTRATION RIGHTS AGREEMENT") by the Company does not, and the performance by the Company of its obligations thereunder will not, (i) conflict with, breach or violate the restated certificate of incorporation or by-laws of the Company, (ii) conflict with or violate any laws in effect as of the date of the Registration Rights Agreement applicable to the Company or any of its subsidiaries or by which any of their respective properties or assets is bound or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties or assets is bound.

                 (d) The execution and delivery of the Registration Rights Agreement by the Company does not, and the performance by the Company of its obligations thereunder will not, require the Company to obtain any consent, registration, approval, authorization or permit of, to make any filing with, or to give notification to, any person, including any governmental entities, based on any law in effect as of the date of the Registration Rights Agreement, except those which have been or will be timely obtained, made or given, and no lapse of a waiting period under any law or regulation is necessary or required in connection with the execution, delivery or performance of the Registration Rights Agreement.

        2.4      BINDING EFFECT.

                 (a) This Agreement has been and as of the Closing Date, the Stockholders Agreement will have been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes, and as of the Closing Date the Stockholders Agreement will

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constitute the legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except as such enforceability may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunction relief, and (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

                 (b) The Company has all requisite corporate power and authority to execute and deliver the Registration Rights Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by the Company. The execution and delivery of the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the Registration Rights Agreement or to consummate the transactions contemplated hereby. The Registration Rights Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Purchaser, constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with their terms, except as such enforceability may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunction relief, and (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

        2.5 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and the Company is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification and being in good standing necessary, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole, their business, financial condition or results of operations (a "COMPANY MATERIAL ADVERSE Effect"). A list of all of the Company's significant subsidiaries as defined in the Exchange Act, is incorporated by reference in the Annual Report (as defined below).

        2.6 CAPITALIZATION. The authorized capital stock of the Company consists of 180,000,000 shares of Class A Common Stock, 60,000,000 shares of Class B Common Stock, par value $.01 per share ("CLASS B COMMON STOCK") and 20,000,000 shares of preferred stock, par value $.01 per share ("PREFERRED STOCK"). As of August 20,

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

2001: (a) 16,265,384 shares of Class A Common Stock and
56,667,000 shares of Class B Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Company's restated certificate of incorporation or by-laws or any agreement to which the Company is a party or is bound; (b) no shares of Preferred Stock were issued and outstanding; and (c) 10,000,050 shares of Class A Common Stock were reserved for future issuance pursuant to the Company's Long-Term Incentive Plan, of which 6,670,700 stock options were issued to officers, key employees and other persons and outstanding as of April 30, 2001. There are no options, warrants or other rights (including registration rights), agreements, restrictions on transfer, arrangements or commitments of any character to which the Company is a party relating to the issued or unissued capital stock of, or other equity interests in, the Company, by sale, lease, license or otherwise, except (i) as disclosed in the Company SEC Reports (as defined in Section 2.7) or otherwise as set forth in this Section 2.6 and (ii) for the Company's existing stock option plans described in the Company SEC Reports to the extent stock options thereunder have not yet been granted. The Shares, when sold in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights of any person.

        2.7      REPORTS; FINANCIAL STATEMENTS.

                 (a) As of the respective dates of their filing with the Securities and Exchange Commission (the "SEC"), all reports, registration statements and other filings, together with any amendments thereto (the "COMPANY SEC REPORTS") complied, and all such reports, registration statements and other filings to be filed by the Company with the SEC prior to the Closing Date will comply, in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the SEC promulgated thereunder, and did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                 (b) The consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports and in any such reports, registration statements and other filings to be filed by the Company with the SEC prior to the Closing Date (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and may omit footnote disclosure as permitted by regulations of the SEC.

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        2.8      LIABILITIES. The Company does not have any direct or
indirect material obligation or liability (the "LIABILITIES") that would be reasonably likely to have a Company Material Adverse Effect other than (a) Liabilities fully and adequately reflected or reserved against it in its annual report on Form 10-K for the fiscal year ended April 30, 2001 (the "ANNUAL REPORT"), and (b) Liabilities incurred since April 30, 2001, in the ordinary course of business. Since April 30, 2001, there has been no change, event, circumstance or other occurrence with respect to the Company, its subsidiaries, assets or properties that could reasonably be expected to have a Company Material Adverse Effect, except as specified in the Disclosure Schedule hereto.

        2.9 NO DEFAULT OR BREACH; CONTRACTUAL OBLIGATIONS. Except as set forth in the Disclosure Schedule hereto, the Company has not received notice of a default and is not in default under, or with respect to, any material contractual obligation nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Except as described in the Annual Report, all material contracts, agreements, understandings and arrangements, whether written or oral (collectively, the "CONTRACTS") are valid, subsisting, in full force and effect and binding upon the Company and the other parties thereto, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, except to the extent that the failure of any such payment or liability could not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Seller, no other party to any such Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder, except, to the extent that such default could not reasonably be expected to have a Company Material Adverse Effect.

          2.10 LITIGATION. Except as disclosed in the Annual Report, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations pending or, to the knowledge of the Seller, threatened at law, in equity, in arbitration or before any governmental authority against the Company, any of its subsidiaries or any of its property or assets which, could reasonably be expected to have a Company Material Adverse Effect.

          2.11 COMPLIANCE WITH LAWS. The Company is in compliance, with all requirements of any law, regulation or rule applicable to it or its property or assets and all orders and consent decrees issued by any court or governmental authority against the Company or any of its subsidiaries, except to the extent that such default could not reasonably be expected to have a Company Material Adverse Effect. The Company has all licenses, permits and approvals of any governmental authority that are necessary for the conduct of the business of the Company and all such permits are in full force and effect and no violations are or have recorded in respect of any permit, except to the extent that the failure of any such permit to be in full force and effect or any such violation could not reasonably be expected to have a Company Material Adverse Effect.


          2.12 TAXES. (a) The Company has paid all federal, state, local, foreign and other taxes, including deficiencies, interest, additions, penalties and expenses (collectively, the "TAXES") which have come due and are required to be paid by it through

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the date hereof, and all deficiencies or other additions to
Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company in good faith for which adequate reserves have been made in accordance with GAAP except to the extent that the failure to make such payment could not reasonably be expected to have a Company Material Adverse Effect; (b) the Company has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete except to the extent that the failure to make such filing could not reasonably be expected to have a Company Material Adverse Effect; (c) with respect to all Tax returns of the Company, (i) there is no unassessed Tax deficiency proposed or, to the knowledge of the Seller, threatened against the Company that could reasonably be expected to have a Company Material Adverse Effect and (ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax, which could reasonably be expected to have a Company Material Adverse Effect; and (d) all provisions for Tax liabilities of the Company with respect to the Company's financial statements set forth in the Annual Report have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company attributable to periods prior to or ending on the Closing Date have been adequately provided for on the financial statements set forth in the Annual Report except to the extent that failure to make such provisions could not reasonably be expected to have a Company Material Adverse Effect.

        2.13     EMPLOYEE BENEFIT PLANS.

                 (a) Except as disclosed in the Annual Report, neither the Company nor any commonly controlled entity (as defined in Section 414(b),(c),(m),(o) or (t) of the Internal Revenue Code of 1986, as amended (the "CODE")) maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any benefit plan, arrangement, policy, program, agreement or commitment maintained by the Company (each a "PLAN" and, collectively, the "Plans") subject to Title IV of Employee Retirement Income Security Act of 1974 ("ERISA") or Section 412 of the Code or any "multiple employer plan" within the meaning of the Code or ERISA that would have a Company Material Adverse Effect. Each Plan (and related trust, insurance contract or fund) has been established and administered in accordance with its terms, and complies in form and in operation with the applicable requirements of ERISA and the Code and other applicable law and regulation, except to the extent that the failure to administer the Plan and the failure to comply with such laws could not reasonably be expected to have a Company Material Adverse Effect. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Plan except to the extent that the failure to make such payments could not reasonably be expected to have a Company Material Adverse Effect.

                 (b) No claim with respect to the administration or the investment of the assets of any Plan (other than routine claims for benefits) is pending that would have a Company Material Adverse Effect.

                 (c) Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation, except to the extent that the failure of such Plan to be qualified under the Code, and for each trust created under any such Plan to be exempt from tax under the Code, could not reasonably be expected to have a Company Material Adverse Effect.

                 (d) No Plan is a welfare plan (as defined by Section 3(l) of ERISA that provides benefits (other than coverage mandated by Section 4980A of the Code) to current or former employees beyond their retirement or other termination of service

                 (e) There are no unfunded obligations under any Plan which are not fully reflected on the Financial Statements that would have a Company Material Adverse Effect.

                 (f) The Company has no liability, whether absolute or contingent, including any obligations under any Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee that would have a Company Material Adverse Effect.

        2.14 INTELLECTUAL PROPERTY. Except as described in the Annual Report, or the Disclosure Schedule hereto, the Company is the owner of all, or has the license or right to use, sell and license all of, the foreign or United States copyright registrations and applications for registration thereof, any non-registered copyrights, foreign or United States patents and patent applications, trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, designs, plans, inventions, foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, internet domain names and other computer identifiers and rights in and to sites on the world wide web, computer software programs, source codes, object codes, data and documentation and other proprietary rights that are material to the Company's business and operations (collectively, "INTELLECTUAL PROPERTY"), free and clear of all Liens and litigation, except where the failure to own or have the right to use, sell and license could not reasonably be expected to have a Company Material Adverse Effect, and, to the knowledge of the Seller and except as disclosed in the Annual Report, no person is infringing upon or otherwise violating the Intellectual Property rights of the Company except where such infringement or violation could not reasonably be expected to have a Company Material Adverse Effect.

        2.15 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Purchaser in connection with the sale of Class A Common Stock provided for in this Agreement based upon arrangements made by or on behalf of the Seller.

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                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser hereby represents and warrants to the Seller that:

        3.1 ORGANIZATION AND QUALIFICATION. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and the Purchaser is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification and being in good standing necessary, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the Purchaser and its subsidiaries taken as a whole, their business, financial condition or results of operations.

        3.2 AUTHORITY. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the Stockholders Agreement and the Registration Rights Agreement (collectively, the "TRANSACTION DOCUMENTS"), to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by the Purchaser. The execution and delivery of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited partnership action and no other limited partnership proceedings on the part of the Purchaser are necessary to authorize the Transaction Documents or to consummate the transactions contemplated hereby. The Transaction Documents have been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery hereof by the Seller, constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing far the relief of debtors, (b) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunction relief, and (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

        3.3      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                 (a) The execution and delivery of the Transaction Documents by the Purchaser does not, and the performance by the Purchaser of its obligations hereunder will not, (i) conflict with, breach or violate the terms of the Purchaser's organizational documents, (ii) conflict with or violate any laws in effect as of the date of this Agreement applicable to the Purchaser or any of its subsidiaries or by which any of their respective properties or assets is bound or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default)

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under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result the creation of a lien or encumbrance on any of the properties or assets of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its respective properties or assets is bound.

                 (b) The execution and delivery of the Transaction Documents by the Purchaser does not, and the performance by the Purchaser of its obligations hereunder and thereunder will not, require the Purchaser to obtain any consent, registration, approval, authorization or permit of, to make any filing with, or to give notification to, any person, including any governmental entities, based on any law in effect as of the date of this Agreement.

        3.4 ACQUISITION OF SHARES FOR INVESTMENT. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Shares hereunder. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. The Purchaser confirms that it has reviewed the Company SEC Reports and that the Company has made available to the Purchaser the opportunity to ask questions of the officers and management of the Company and to acquire additional information about the business and financial condition of the Company. The Purchaser is acquiring the Shares for investment and not with a view toward or for sale in connection with any distribution thereof in violation of any federal or state securities or "blue sky" laws, or with the present intention of distributing or selling such Shares in violation of any federal or state securities or "blue sky" law. The Purchaser understands and agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom, and without compliance with state, local and foreign securities laws (in each case to the extent applicable). The Purchaser understands and agrees that the Shares are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and that, except as set forth in the Registration Rights Agreement, the Company has no obligation or intention to register any of the Shares.

        3.5 NO BROKER. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the purchase of Class A Common Stock by Purchaser provided for in this Agreement based upon arrangements made by or on behalf of the Purchaser.

        3.6 NO HART-SCOTT-RODINO FILING. The execution and delivery by the Purchaser of this Agreement and any other agreement contemplated hereby, the consummation of the transactions contemplated hereby and thereby, and the performance by the Purchaser of this Agreement and each such other agreement in accordance with their respective terms and conditions will not require the Purchaser to make any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

        3.7 FUNDING. The Purchaser has made arrangements to obtain prior to or on the Closing Date sufficient funds to consummate the transactions contemplated by this Agreement, and the performance by the Purchaser of this Agreement and each such other agreement in accordance with their respective terms and conditions is not subject to any funding condition.

                                   ARTICLE IV
                CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS

        4.1      CONDITIONS PRECEDENT TO OBLIGATION OF THE SELLER TO CLOSE.
The obligation of the Seller to consummate the Closing shall be subject to the satisfaction (or waiver by the Company) of the following conditions on or prior to the Closing Date: (i) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on, as of and with reference to the Closing Date (except to the extent such representations and warranties specifically relate to a prior date); and (ii) the Seller shall have received the Purchase Price and the executed Stockholders Agreement.

        4.2 CONDITIONS PRECEDENT TO OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to consummate the Closing shall be subject to the satisfaction (or waiver by the Purchaser) of the following conditions on or prior to the Closing Date: (i) the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on, as of and with reference to the Closing Date (except to the extent such representations and warranties specifically relate to a prior date); (ii) the Seller shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Seller on or before the Closing Date;
(iii) the Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation, the resolutions of the Board of Directors are all true, complete and correct and remain unamended and in full force and effect; (iv) since the date hereof, there shall have been no Company Material Adverse Effect; (v) the Shares shall be approved for listing on the New York Stock Exchange; (vi) Michael B. Solomon shall have been elected to the Board of Directors in accordance with the terms of the Stockholders Agreement; and (vii) the Purchaser shall have received from the Seller the certificates representing the Shares and the executed Stockholders Agreement and Registration Rights Agreement.

                                   ARTICLE V
                               CLOSING DELIVERIES

        5.1 DELIVERIES OF THE SELLER. At the Closing, the Seller shall deliver, or shall cause to be delivered, to the Purchaser: (a) the Stockholders Agreement, duly executed by the Seller; (b) the Registration Rights Agreement duly executed by the

Company; (c) stock certificates of the Company representing the number of Shares set forth opposite the Seller's name on SCHEDULE 1 and registered in the name of the Purchaser; (d) written evidence, satisfactory to the Purchaser, that the Shares have been listed on the New York Stock Exchange;
(e) the opinion of Kirkpatrick & Lockhart LLP, counsel to the Seller, dated the Closing Date, in a form reasonably acceptable to the Purchaser and (f) Company shall have delivered the letter in the form of Exhibit C hereto.

        5.2 DELIVERIES OF THE PURCHASER. At the Closing, the Purchaser shall deliver, or shall cause to be delivered, to the Seller: (a) the Stockholders Agreement, duly executed by the Purchaser; (b) the Registration Rights Agreement duly executed by the Purchaser; and (c) the Purchase Price.

                                   ARTICLE VI
                            TERMINATION OF AGREEMENT

        6.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

                 (a) at any time on or prior to the Closing Date, by mutual written consent of the Seller and the Purchaser;

                 (b) at the election of the Seller or the Purchaser by written notice to the other parties hereto after 5:00 p.m., New York time, on September 15, 2001, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Seller and the Purchaser; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 6.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) if the Closing has not occurred solely because any party hereto has not yet obtained a necessary approval from any Governmental Authority;

                 (c) at the election of the Seller, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Purchaser contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to the Purchaser of such breach; or

                 (d) at the election of the Purchaser, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within fifteen (15) Business Days notice to the Company of such breach.

        If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 6.2.

        6.2 SURVIVAL. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; except for the provisions of
Article I and this Section 6.2; provided, however, that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 6.1(a) or Section 6.1(b) and (b) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to Section 6.1(c) or 6.1(d); and provided, further, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages resulting from any legal action relating to any termination of this Agreement.

                                  ARTICLE VII
                                  MISCELLANEOUS

        7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the first anniversary of the date of this Agreement except for the representations and warranties set forth in Section 2.1 (Power and Authority), 2.2 (Title to the Shares) and 2.15 (No Brokers) Section
3.2 (Authority), 3.5 (No Broker) and 3.6 (No Hart-Scott-Rodino Filing) which shall survive indefinitely.

        7.2 AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Seller and the Purchaser.

        7.3 NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

                  If to the Seller, to:

                  The Vincent K. McMahon Irrevocable Trust
                  c/o World Wrestling Federation Entertainment, Inc. 1241 East Main Street
                  P.O. Box 3857
                  Stamford, CT  06902
                  Attn:  Edward L. Kaufman
                  Telecopy:  203-353-0236
                  Telephone:  203-352-8786

                  With a copy to:

                  Kirkpatrick & Lockhart LLP
                  Henry W. Oliver Building
                  535 Smithfield Street
                  Pittsburgh, PA  15222-2312
                  Attn:  Michael C. McLean, Esq.

                  Telecopy:  412-355-6501
                  Telephone:  412-355-6720

                  If to the Purchaser, to:

                  Invemed Catalyst Fund, L.P.
                  375 Park Avenue
                  New York, NY  10152
                  Attn:  Suzanne Present
                  Telecopy:  212-421-2523
                  Telephone:  212-421-2500

                  With a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attn:  Douglas A. Cifu, Esq.
                  Telecopy:  212-492-0436
                  Telephone:  212-373-3436

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.


        7.4 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

        7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

        7.6 DESCRIPTIVE HEADINGS, ETC. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean

"including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

        7.7 SEVERABILITY. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

        7.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

        7.9 REMEDIES; SPECIFIC PERFORMANCE. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

        7.10 ENTIRE AGREEMENT. The Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the other Transaction Documents. The Transaction Documents supersede all prior agreements and understandings between the parties to this Agreement with respect to such subject matter.

        7.11 CONSENT TO JURISDICTION; WAIVER OF JURY. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in Section 6.3 of this Agreement, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. Each of the parties hereby irrevocably waives trial by jury in any action, suit or proceeding, whether at law or equity, brought by any of them in connection with this Agreement or the transactions contemplated hereby.

        7.12 FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        7.13 CONSTRUCTION. The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Seller and the Purchaser.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Stock
Purchase Agreement as of the date first above written.




                                      /s/ Vincent K. McMahon
                                      ---------------------------------------
                                       Vincent K. McMahon, in his capacity as
                                       trustee on behalf of The Vincent K.
                                       McMahon Irrevocable Trust


                                      INVEMED CATALYST FUND, L.P.



                                      By:  Invemed Catalyst GenPar, LLC,
                                           its general partner

                                           By:  Gladwyne Catalyst GenPar, LLC,
                                                its managing member


                                      /s/ Suzanne Present
                                      ---------------------------------------
                                      Name:  Suzanne Present
                                      Title: Member